UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2020

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Righter Parkway Delaware Corporate Center II Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2020, the Company filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the appointment of Mr. Joseph Truitt as the Interim Chief Executive Officer of the Company and as a Class I member of the Board of Directors of the Company (the “Board”), effective as of April 6, 2020. On May 11, 2020, the Board announced the appointment of Mr. Truitt as the permanent Chief Executive Officer of the Company, effective as of May 7, 2020 (the “Effective Date”). Biographical and other information regarding Mr. Truitt is included in the Initial Form 8-K and is incorporated herein by reference.

In connection with Mr. Truitt’s appointment as permanent Chief Executive Officer of the Company, the Company terminated that certain letter agreement with Mr. Truitt, dated April 6, 2020 (as described in the Initial Form 8-K) and entered into an employment agreement with Mr. Truitt as of the Effective Date (the “Employment Agreement”) setting forth the terms of Mr. Truitt’s employment and compensation.

Pursuant to the Employment Agreement, Mr. Truitt will receive an annual base salary of $625,000. Mr. Truitt also will be eligible to receive an annual bonus, commencing with fiscal year 2021, based on the attainment, as determined in the sole discretion of the Board, of individual and corporate performance goals. The target amount of such bonus will be equal to 60% of Mr. Truitt’s base salary. With respect to fiscal year 2020, Mr. Truitt will be eligible to receive a pro-rated annual bonus. The Employment Agreement also provides for a one-time stock option grant with respect to 130,000 shares of common stock of the Company (the “Option”). The Option will be made as soon as practicable following the Effective Date and will vest in equal annual installments over the four-year period commencing on the date of grant. The Option will be subject to the terms and conditions established by the Board and the Company’s 2019 Omnibus Incentive Compensation Plan. Under the Employment Agreement, Mr. Truitt is entitled to five weeks of vacation each year, as well as reimbursement for commuting expenses and all necessary and reasonable travel and other business expenses incurred by Mr. Truitt in the performance of his duties as the Chief Executive Officer. Mr. Truitt also will be eligible to participate in the employee benefits and insurance programs that generally are provided by the Company to its employees.

In the event Mr. Truitt’s employment with the Company is terminated (1) by the Company without Cause (as defined in the Employment Agreement) or (2) by Mr. Truitt for Good Reason (as defined in the Employment Agreement), Mr. Truitt will be entitled to receive: (a) a cash payment equal to his annual base salary as in effect on the termination date, payable in installments over the twelve-month period following the termination date; (b) a cash payment equal to a pro-rated portion of his target annual bonus; (c) reimbursement in cash equal to 100% of the monthly COBRA premium incurred by Mr. Truitt for himself and his eligible dependents under the Company’s health plans during the eighteen-month period following the termination date; (d) accelerated vesting of 25% of the original number of shares subject to the Option or to the extent the number of shares subject to the Option that remain unvested at the time of termination is fewer than 25% of the original number of shares subject to the Option, accelerated vesting of the remaining unvested portion of the Option; and (e) any accrued but unpaid base salary and any benefits accrued and due under any applicable benefit plans and programs of the Company and any accrued but unpaid annual bonus awarded and payable for the fiscal year preceding termination. The foregoing payments, with the exception of subsection (e), shall be subject to Mr. Truitt’s execution and delivery of a written release in favor of the Company.

Notwithstanding the foregoing, in the event Mr. Truitt’s employment with the Company is terminated (1) by the Company without Cause or (2) by Mr. Truitt for Good Reason, within one year following a Change of Control (as defined in the Employment Agreement), Mr. Truitt will be entitled to receive: (a) a cash payment equal to 1.5 times his annual base salary as in effect on the termination date, payable in a lump sum within sixty days following the termination date; (b) a cash payment equal to his target annual bonus for the year in which termination occurs, payable in a lump sum within sixty days following the termination date; (c) reimbursement in cash equal to 100% of the monthly COBRA premium incurred by Mr. Truitt for himself and his eligible dependents under the Company’s health plans during the eighteen-month period following the termination date; (d) accelerated vesting of the portion of the Option that remains unvested as of the termination date; and (e) any accrued but unpaid base salary and any benefits accrued and due under any applicable benefit plans and programs of the Company and any accrued but unpaid annual bonus awarded and payable for the fiscal year preceding termination. The foregoing payments, with the exception of subsection (e), shall be subject to Mr. Truitt’s execution and delivery of a written release in favor of the Company. Additionally, if Mr. Truitt’s employment is terminated for any reason, he is entitled to payment for any accrued unused vacation for the year in which his employment is terminated.

The Employment Agreement contains customary restrictive covenants, including nonsolicitiation and noncompetition provisions. In connection with his appointment as the Interim Chief Executive Officer, Mr. Truitt previously entered into a Confidentiality and Inventions Assignment Agreement in favor of the Company.

The press release issued by the Company on May 11, 2020 announcing Mr. Truitt’s appointment as the permanent Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 11, 2020 Relating to Permanent CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl A. Valenstein
Carl A. Valenstein
Corporate Secretary

Dated: May 11, 2020